Exhibit 1.1
Inverness Medical Innovations, Inc.
$150,000,000 7.875% Senior Notes due 2016
UNDERWRITING AGREEMENT
August 5, 2009
JEFFERIES & COMPANY, INC.
GOLDMAN, SACHS & CO.
WELLS FARGO SECURITIES, LLC
As Representatives of the several Underwriters
c/o 520 Madison Avenue
New York, New York, 10022
Ladies and Gentlemen:
          Introductory. Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $150,000,000 aggregate principal amount of its 7.875% senior unsecured notes due 2016 (the “Notes”). The Company’s obligations under the Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Notes and the Guarantees are referred to herein as the “Securities.” The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Notes are to be issued under an indenture as supplemented by a first supplemental indenture (collectively, the “Indenture”) each to be dated the Closing Date (as defined below), by and between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).
          Jefferies & Company, Inc. (“Jefferies”), Goldman, Sachs & Co. (“GS”) and Wells Fargo Securities, LLC (“Wells Fargo”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.
          The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333 158542), and have prepared a base prospectus to be used in connection with the public offering and sale of the Securities. Such base prospectus, as modified and attached to the Preliminary Prospectus (as defined below) is referred to herein as the “Base Prospectus”. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became automatically effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securi-

ties Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The Issuers’ preliminary prospectus supplement dated August 4, 2009 describing the Securities and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is made available by the Issuers and used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form made available by the Issuers and first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 5:45 p.m. (New York time) on August 5, 2009. As used herein, “free writing prospectus” means any “free writing prospectus” within the meaning set forth in Rule 405 under the Securities Act related to the offering of the Securities contemplated hereby, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information and free writing prospectuses, if any, identified in Schedule B hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.
          This Agreement, the Notes, the Guarantees, and the Indenture are hereinafter sometimes referred to collectively as the “Note Documents.”
          The Issuers hereby confirm their respective agreements with the Underwriters as follows:
     Section 1. Representations and Warranties of the Issuers. The Issuers hereby represent and warrant to each Underwriter, as of the date of this Agreement, as of the Closing Date (as hereinafter defined) and jointly and severally covenant with each Underwriter, as follows:

          (a) Compliance with Registration Requirements. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), if any, and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
          The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, which became effective on April 10, 2009. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.
          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in all material respects to the copy thereof delivered by the Company to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement, and any post-effective amendment thereto, at the time it became effective and at all subsequent times through the Closing Date, complied and will comply in all material respects with the Securities Act and, at the time it became effective and as of the Closing Date (as defined in Section 2), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the Closing Date, the Time of Sale Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented by the Company, if applicable, as of its date and at all subsequent times through the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the Closing Date did not, does not and will not (i) include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein, in each case not superseded or modified, or (ii) when taken together with the Time of Sale Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and Road Shows, if any, furnished by the Company to you before first use and identified in Schedule C hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. “Road Show” means each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). Each Road Show that was prepared by or behalf of (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) or used or referred to by the Company as of its issue date and at all subsequent times through the Closing Date did not, does not and will not (i) include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein, in each case not superseded or modified, or (ii) when taken together with the Time of Sale Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete manually signed copies of the Registration Statement, each amendment thereto, if any, and of each consent and certificate of experts filed as a part thereof, if any, and conformed copies of the Registration Statement, each amendment thereto (without exhibits), if any, and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus of the Company, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.
          (c) Distribution of Offering Material by the Issuers. The Issuers have not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.
          (d) The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of, each Issuer, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (all such exceptions collectively, the “Enforceability Exceptions”). This Agreement conforms in all material respects to the description thereof in the Time of Sale Prospectus.
          (e) Authorization of the Indenture. The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by Enforceability Exceptions. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Time of Sale Prospectus. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
          (f) Authorization of the Notes. The Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company, and when issued and delivered by or on behalf of the Company and authenticated by the Trustee against payment therefor by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Time of Sale Prospectus.
          (g) Authorization of the Guarantees. Each Guarantee has been duly and validly authorized by the applicable Guarantor and, when the Notes are issued and delivered by or on behalf of the Company and authenticated by the Trustee against payment therefor by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions. The Guarantees, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Time of Sale Prospectus.
          (h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

          (i) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind (other than regular quarterly dividends on the Company’s Series B Convertible Perpetual Preferred Stock) declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
          (j) Independent Accountants. To the Company’s knowledge, BDO Seidman, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
          (k) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries (or its applicable subsidiaries) as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable Prospectus under the caption “Summary—Summary Consolidated Financial Information” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. The pro forma condensed financial statements of the Company and its subsidiaries and the related notes thereto included in the Time of Sale Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases de-

scribed therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.
          (l) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of each Issuer, to enter into and perform its obligations under this Agreement. Each of the Company and the subsidiaries of the Company set forth on Schedule D attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is set forth on Schedule D attached hereto. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary wholly owned by the Company or any other Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim other than (A) the security interests created by (1) that certain First Lien Credit Agreement dated as of June 26, 2007 among, inter alia, the Company, the lenders party thereto and General Electric Capital Corporation as administrative agent and (2) that certain Second Lien Credit Agreement dated as of June 26, 2007 among, inter alia, the Company, the lenders party thereto and General Electric Capital Corporation as administrative agent, in each case, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (the “Senior Credit Documents”) and (B) any other liens or security interests permitted by the Senior Credit Documents. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the subsidiaries listed in Schedule D attached hereto and (ii) such other entities omitted from Exhibit 21 or Schedule D attached hereto which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. All subsidiaries of the Company that are guarantors of the Senior Credit Documents and organized under the laws of a state of the United States are Guarantors, other than Diamics, Inc. and SPDH, Inc.
          (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus in the Company’s balance sheet as of December 31, 2008 (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding equity interests of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. All outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company are as set forth and accurately and fairly described, in all material respects, in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.
          (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuers’ execution, delivery and performance of this Agreement and the Indenture, the consummation by the Issuers of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Securities to be sold by the Issuers (i) have been duly authorized by all necessary corporate or other organizational action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument (other than requiring the consent of General Electric Capital Corporation as administrative agent under the respective Senior Credit Documents and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, with respect to clauses (ii) and (iii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuers’ execution, delivery and performance of this Agreement and the consummation by the Issuers of the transactions contemplated hereby and by each Applicable Prospectus, except (1) such as have been obtained or made by the Company or the Trustee and are in full force and effect under the Securities Act or the Trust Indenture Act, (2) such as may be required under applicable state securities or blue sky laws and (3) such as may be required from the FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          (p) No Material Actions or Proceedings. Except as otherwise disclosed in each Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) any such action, suit or proceeding, if determined adversely to the Company, such subsidiary or such officer or director, would reasonably be expected to result in a Material Adverse Change or, individually or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Securities. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.
          (q) Intellectual Property Rights. To the Company’s knowledge, the Company owns, possesses or can acquire on reasonable terms sufficient trademarks, servicemarks, trade names, patents, copyrights, and any registrations and applications for any of the foregoing, domain names, licenses, approvals, trade secrets, know-how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted as set forth in each Applicable Prospectus (the “Business”). The operation of the Business by the Company, together with the Company’s use of the Intellectual Property Rights purported to be owned by, or exclusively licensed to, the Company and used by the Company in the Business (collectively, “Company Intellectual Property Rights”), does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, other than the rights of any third party under any patent, and to the Company’s knowledge, the operation of the Business, together with the Company’s use of any Company Intellectual Property Rights, does not infringe or otherwise violate the rights of any third party under any patent. Except as disclosed in each Applicable Prospectus, no actions, suits, claims or proceedings have been asserted or, to the knowledge of the Company, threatened against the Company alleging any of the forgoing or seeking to challenge, deny or restrict the operation of the Business by the Company, except for such actions, suits, claims or proceedings as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has not received any written notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims, individually or in the aggregate, as would not result in a Material Adverse Change. Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, no court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the Business by the Company.
          Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, the Company Intellectual Property Rights owned by the Company and, to the knowledge of the Company, any Intellectual Property Rights exclusively licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and, except as aforesaid, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights. Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s right in or to any Company Intellectual Property Rights. Except as otherwise disclosed in each Applicable Prospectus, the Company is not a party to or bound by any agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in each such Applicable Prospectus. None of the technology or intellectual property included in, or that is the subject matter of, the Company Intellectual Property Rights has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees.
          Other than the patent applications acquired by the Company from a third party (the “Acquired Patent Applications”), the Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) or foreign and international patent authorities all patent applications disclosed in each Applicable Prospectus as owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications and the Acquired Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters and correctly name the inventors of the claimed subject matter. With respect to the Company Patent Applications, the Company has not been notified of any inventorship challenges nor has any interference been declared.
          The Company has used reasonable security measures, but in no event less than those efforts that would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential information included in the Company Intellectual Prop-

erty Rights. To the knowledge of the Company, all material trade secrets included in the Company Intellectual Property Rights are valid and protectible. Furthermore, to the knowledge of the Company, (i) there has been no misappropriation of any material trade secrets included in the Company Intellectual Property Rights by any other person, (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company, and (iii) no employee, independent contractor or agent of the Company is in material default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Intellectual Property Rights owned by the Company.
          (r) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
          (s) Title to Properties. Except as otherwise disclosed in each Applicable Prospectus, each of the Company and its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and except for (A) the security interests created by the Senior Credit Documents and (B) any other liens or security interests permitted by the Senior Credit Documents. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
          (t) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for such failure to file or pay as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
          (u) Each Issuer Not an “Investment Company”. Each Issuer has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “In-

vestment Company Act”). Each Issuer is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of the Investment Company Act.
          (v) Insurance. The Company and its subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
          (w) No Price Stabilization or Manipulation; Compliance with Regulation M. No Issuer has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, or has taken any action which would directly or indirectly violate Regulation M.
          (x) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required.
          (y) S-3 Eligibility. At the time the Registration Statement originally became effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 was filed with the Commission, the Company met the applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (the “FINRA”).
          (z) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in each Applicable Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in each Applicable Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (aa) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
          (bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.
          (cc) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. There has not been and is no material weakness in the Company’s internal control over financial reporting since January 1, 2008, and since December 31, 2008, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.
          (dd) Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial ac-

tions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (ee) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
          (ff) Brokers. Except for the underwriting discounts and commissions payable to the Underwriters as described in each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
          (gg) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.
          (hh) Compliance with Laws. The Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Change. The Company, its subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.
          (ii) Dividend Restrictions. Except as otherwise described in each Applicable Prospectus and except as set forth in the Senior Credit Documents, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.
          (jj) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably intended to continue to ensure, continued compliance therewith.
          (kk) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (ll) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (mm) Summaries of Certain Sections. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Description of common stock we may offer,” “Material United States Federal Income Tax Consequences” and “Description of Notes”, under the subheadings “Risk factors- Risks Related to Our Business—If we are unable to obtain required clearances or approvals for the commercialization of our products in the United States, we may not be able to sell future products and our sales could be adversely affected”; — “We are also subject to applicable regulatory approval requirements of the foreign countries in which we sell products, which are costly and may prevent or delay us from marketing our products in those countries” and —“Failure to comply with on-going regulations applicable to our businesses may result in significant costs or, in certain circumstances, the suspension or withdrawal of previously obtained clearances or approvals”, under the subheadings “Business—Government Regulation” and “Business—Legal Proceedings” in the Company’s 10-K/A for the fiscal year ended December 31, 2008 and under the heading “Item 1. Legal Proceedings” in the Company’s 10-Q for the fiscal quarter ended March 31, 2009, fairly summarize the matters therein described in all material respects.
          (nn) Regulation T, U and X. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
          (oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (pp) Pro forma Financial Statements. The unaudited pro forma financial statements (including the notes thereto) incorporated by reference into the Time of Sale Prospectus (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and (C) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and the other pro forma and adjusted financial information included in the Time of Sale Prospectus are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
          (qq) Solvency. As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the issuance of the Securities, the Issuers and their Restricted Subsidiaries (as defined in the Indenture) are and will be Solvent on a consolidated basis. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.
          Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
          The Issuers acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.
     Section 2. Purchase, Sale and Delivery of the Securities.
          (a) Agreements to Sell and Purchase the Securities. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the several Underwriters, and on the basis of the representations, warranties and covenants herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective number of Securities set forth opposite their names on Schedule A. The purchase price for the Notes shall be 96.644% of their principal amount.
          (b) Delivery and Payment. Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on August 11, 2009, or such other time and date not later than 1:30 p.m. New York time on August 25, 2009 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.
          (c) Public Offering of the Securities. The Representatives hereby advise the Issuers that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.
          (d) Payment for the Securities. Payment for the Securities to be sold by the Issuers shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
          It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. Jefferies, GS and Wells Fargo individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
          (e) Delivery of the Securities. The Securities shall be delivered by the Issuers to the Underwriters (or as the Underwriters direct) through the facilities of The Depository Trust Company against payment by the Underwriters of the purchase price therefor. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Underwriters may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
     Section 3. Additional Covenants of the Issuers. The Issuers jointly and severally further covenant and agree with each Underwriter as follows:
          (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Issuers shall furnish to you, upon request, without charge, three signed copies of the Registration Statement and any amendments thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and any amendments thereto (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
          (b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuers shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement without the Representatives’ consent, and the Issuers shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
          (c) Free Writing Prospectuses. The Issuers shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Issuers, and the Issuers shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent. The Issuers shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Issuers, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be deliv-

ered in connection with sales of the Securities (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Issuers conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Issuers shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Issuers shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Issuers shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent.
          (d) Filing of Underwriter Free Writing Prospectuses. The Issuers shall not take any action that would result in an Underwriter or the Issuers being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
          (e) Final Term Sheet. The Issuers will prepare a final term sheet (the “Final Term Sheet”) in the form of Exhibit B hereto reflecting the final terms of the Securities (and containing such other information as the Issuers shall deem necessary in order that the Time of Sale Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Time of Sale Prospectus, in the light of the circumstances under which they were made, not misleading), in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an issuer free writing prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Issuers shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
          (f) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is otherwise necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Issuers shall (subject to Sections 3(b) and 3(c)) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.
          (g) Securities Act Compliance. After the date of this Agreement, through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Securities (but in any event at any time through and including the Closing Date), the Issuers shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus of the Company or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing the Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Securities (but in any event at any time through and including the Closing Date), the Company will use its reasonable commercial efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, after the date of this Agreement and through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Securities (but in any event if at any time through and including the Closing Date), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and, if Securities remain unsold by the Underwriters, the Company will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, (ii) use its reasonable commercial efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness. The Issuers shall pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.
          (h) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Issuers shall (subject to Section 3(b) and 3(c)) promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Issuers’ obligations under Sections 3(b) or (c).
          (i) Blue Sky Compliance. The Issuers shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuers shall not be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Issuers will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their reasonable commercial efforts to obtain the withdrawal thereof at the earliest possible moment.
          (j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.
          (k) Trustee. The Issuers shall engage and maintain, at the Company’s expense, a trustee for the Securities.
          (l) Earnings Statement. As soon as practicable, but in any event not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
          (m) Exchange Act Compliance. During the period through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Securities, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
          (n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
          (o) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
          (p) Conditions Precedent. The Issuers will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent on their part to the delivery of the Securities.
          (q) DTC Book-Entry. The Company will comply with its obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.
          (r) Financial Statements. Prior to the Closing Date, the Company will furnish without charge to the Underwriters, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Time of Sale Prospectus and the Prospectus, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Underwriters shall reasonably request.
          The Representatives, on behalf of the Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Payment of Expenses. The Issuers agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of (within the meaning, for this clause only, of Rule 163(c) under the Securities Act), used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) upon receipt of such evidentiary documentation as the Company shall reasonably request, all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, which fees and expenses shall not exceed $20,000, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Securities, (viii) 50% of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the inclusion of the Securities in the book-entry system of The Depository Trust Company, (x) the rating of the Securities by rating agencies, (xi) the performance by the Company of its other obligations under the Note Documents and (xii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Upon the consummation of the transactions contemplated hereby, the Underwriters shall pay to the Company either by wire transfer of immediately available funds, by direct payment to vendors or by credit against other monies owed to the Underwriters, such method to be selected by the Underwriters in their sole discretion, an amount equal to 50% of the expenses described in Section 4(viii). Except as provided in this Section 4, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly, covenants with the Issuers not to take any action that would result in any Issuer being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by such Issuer thereunder, but for the action of the Underwriter.
     Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers set forth in Sections 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:
          (a) Accountants’ Comfort Letter.
     (i) Prior to the Applicable Time, the Representatives shall have received from BDO Seidman, LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus of the Company, if any, (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X. The Representatives shall have received from BDO Seidman, LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Prospectus (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (ii) Prior to the Applicable Time, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for Matria Healthcare, Inc. (“Matria”), a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Stan-

dards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of Matria contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus of the Company, if any, (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants with respect to Matria as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (iii) Prior to the Applicable Time, the Representatives shall have received from Grant Thornton Zhonghua, independent public or certified public accountants for ACON Laboratories, Inc. (“ACON”), a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of ACON contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus of the Company, if any, (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants with respect to ACON as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
          (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted pursuant to such Rule 430B, and such post-effective amendment shall have become effective;
     (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iii) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement through and including the Closing Date:
     (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          (d) Opinion of Counsel for the Company. On the Closing Date the Representatives shall have received the opinion of Foley Hoag LLP, counsel for the Company, substantially in the form attached hereto as Exhibit A, dated as of such Closing Date, in form and substance satisfactory to the Representatives and counsel to the Underwriters (and the Representatives shall have received an additional three signed copies of such counsel’s legal opinion for each of the several Underwriters). On the Closing Date the Representatives shall have received the opinion of local counsel in the jurisdiction of organization of each Issuer not organized under the laws of Massachusetts or Delaware, dated as of such Closing Date, in form and substance satisfactory to the Representatives and counsel to the Underwriters (and the Representatives shall have received an additional three signed copies of each such counsel’s legal opinion for each of the several Underwriters).
          (e) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
          (f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:
     (i) for the period from and including the date of this Agreement and through and including the Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Issuers set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;
     (iii) the Issuers have complied with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

     (iv) no employee of any Issuer nor any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) has disseminated any material that would constitute a free writing prospectus filed or required to be filed under Rule 433(d) pursuant to the Securities Act other than the Final Term Sheet.
          (g) Bring-down Comfort Letters. On the Closing Date, the Representatives shall have received from each of (i) BDO Seidman, LLP, independent public or certified public accountants for the Company, (ii) KPMG LLP, independent public or certified public accountants for Matria and (iii) Grant Thornton Zhonghua, independent public or certified public accountants for ACON, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6 (with respect to the Prospectus in the case of clause (ii)), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters).
          (h) Concateno. The Scheme of Arrangement of Concateno PLC under Part 26 of the United Kingdom Companies Act 2006 shall have become effective in accordance with its terms. Any waiver of this condition shall require the written consent of the Company.
          (i) GE Consent. General Electric Capital Corporation as administrative agent under the respective Senior Credit Documents shall have acknowledged in writing that the Inactive Subsidiaries (as defined in the Senior Credit Documents) may issue Guarantees and that it has received all notices required under the Senior Credit Documents. Any waiver of this condition shall require the written consent of the Company.
          (j) Additional Documents. The Issuers and the Trustee shall have executed and delivered the Indenture and the Securities and the Underwriters shall have received copies thereof. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or the satisfaction of any of the conditions or agreements herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
          If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 11, or if the sale to the Under-

writers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwrit ers (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 8. Indemnification.
          (a) Indemnification of the Underwriters. The Issuers jointly and severally agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Issuers have used, referred to or filed, or are required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Issuers shall not be liable under this clause (iii) to any Underwriter, to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Representatives expressly for use in the Registration Statement, any prelimi-

nary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Issuers consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.
          (b) Indemnification of the Issuers and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each of their directors (including managers, members, partners and others having similar positions, who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act), each of their officers (including managers, members, partners and others having similar positions, who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act) who signed the Registration Statement and each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Issuer, or any such director, officer, manager, member, partner, other person having similar positions or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Issuers have used, referred to or filed, or are required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, or the Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such amendment thereto, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Issuers have used, referred to or filed, or are required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by the Representatives expressly for use therein; and to reimburse the Issuers, or any such director, officer, manager, member, partner, other person having similar positions or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by them) as such expenses are reasonably incurred by any Issuer, or any such director, officer, manager, member, partner, other person having similar positions or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers hereby acknowledge that the only information that the Representatives and the Underwriters have furnished to the Issuers expressly for use in the Registration Statement, any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Issuers have filed, or are required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as set forth in the third paragraph, the third sentence of the sixth paragraph, the seventh paragraph and the eighth paragraph, under the caption “Underwriting” in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution under Section 9 below or otherwise under the indemnity agreement contained in this Section 8, except to the extent such indemnifying party is materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel (which shall not be unreasonably withheld, delayed or conditioned), the indemnifying party or parties will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party authorizes the indemnified party to employ separate counsel at the indemnifying party’s expense, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense (to the extent provided in this Section 8) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable (to the extent provided in this Section 8) for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request (including documentation of such fees and expenses reasonably satisfactory to the indemnifying party) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (to the extent required by this Section 8) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director (including managers, members, partners and others having similar positions who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act) of the Issuers, each officer (including managers, members, partners and others having similar positions who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act) of the Issuers who signed the Registration Statement, and each person, if any, who controls the Issuers with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.
     Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Issuers for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the purchase of the Securities by the Underwriters on the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by any exchange, or trading in securities generally on any exchange shall have been suspended or limited, the settlement of such trading shall have been materially disrupted or minimum or maximum prices shall have been generally established on any of such stock exchanges by such exchange, the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuers to any Underwriter, except that the Issuers shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Issuers, or (c) of any party hereto to any other party except as aforesaid and except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 12. No Advisory or Fiduciary Relationship. Each of the Issuers acknowledges and agrees that (a) the purchase and sale of the Securities sold by such party pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, are an arm’s-length commercial transaction between such party, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of such party, or its stockholders, creditors or employees, as applicable, or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of such party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Issuer on other matters) and no Underwriter has any obligation to such party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and such party has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     Section 13. Certain Acknowledgments. The Issuers understand that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Issuers that:
          (a) in relation to each Member State of the European Economic Area (namely, the European Union, Iceland, Norway and Liechtenstein) which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than

€43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or
     (iv) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer;
          (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;
          (d) the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan;
          (e) the Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder;
          (f) the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA; Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law; and
          (g) it intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Notes or has in its possession or distributes the Preliminary Prospectus or the Prospectus.
     Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, contribution obligations, agreements, representations, warranties and other statements of the Issuers, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representatives:
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel

with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Facsimile: (212) 269-5420
Attention: Daniel J. Zubkoff, Esq.
If to the Company:
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Facsimile: (781) 647-3939
Attention: Chief Executive Officer
with a copy to:
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Facsimile: (617) 832-7000
Attention: John D. Hancock, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers (including managers, members, partners and others having similar positions who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act), directors (including managers, members, partners and others having similar positions who, in each case in this parenthetical, have liability for the Registration Statement under Section 11 of the Securities Act) and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.
     Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York and the appellate courts thereof (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
          With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer

[Signature Pages to Underwriting Agreement]

As Guarantors:

ADVANTAGE DIAGNOSTICS CORPORATION
ALERE LLC
ALERE CDM LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
GENECARE MEDICAL GENETICS CENTER, INC.
HEMOSENSE, INC.
IM US HOLDINGS, LLC

By:	/s/ David A. Teitel
Name: David A. Teitel
	Title (respectively):	Vice President; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; General Manager; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Chief Financial Officer; Vice President, Finance; Vice President and Treasurer; Vice President; Treasurer; President

[Signature Pages to Underwriting Agreement]

As Guarantors (continued):

INNOVACON, INC.
INNOVATIONS RESEARCH, LLC
INNOVATIVE MOBILITY, LLC
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL — BIOSTAR INC.
INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
WAMPOLE LABORATORIES, LLC

By:	/s/ David A. Teitel
Name: David A. Teitel
	Title (respectively):	Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; President; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President

[Signature Pages to Underwriting Agreement]

As Guarantors (continued): MATRIA OF NEW YORK, INC.
By:	/s/ Tom Underwood
	Name:	Tom Underwood
	Title:	President

[Signature Pages to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC. GOLDMAN, SACHS & CO. WELLS FARGO SECURITIES, LLC Acting as Representatives of the several Underwriters named in the attached Schedule A. JEFFERIES & COMPANY, INC.
By:	/s/ Michael Neuberger
	Name:	Michael Neuberger
	Title:	Managing Director

GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

WELLS FARGO SECURITIES, LLC
By:	/s/ David Gillespie
	Name:	David Gillespie
	Title:	Managing Director

[Signature Pages to Underwriting Agreement]

SCHEDULE A

Principal
Amount of
Notes
Underwriters	to be Sold
Jefferies & Company, Inc.	$82,500,000
Goldman, Sachs & Co.	45,000,000
Wells Fargo Securities, LLC	22,500,000
Total	$150,000,000

SCHEDULE B
Schedule of Information and Free Writing Prospectuses included in the Time of Sale Prospectus:
Final Term Sheet

SCHEDULE C
None

SCHEDULE D
Guarantors
1.	Advantage Diagnostics Corporation

2.	Alere Health Improvement Company

3.	Alere Health Systems, Inc.

4.	Alere Healthcare of Illinois, Inc.

5.	Alere LLC

6.	Alere Medical, Inc.

7.	Alere Wellology, Inc.

8.	Alere Women’s and Children’s Health, LLC

9.	Ameditech Inc.

10.	Applied Biotech, Inc.

11.	Binax, Inc.

12.	Biosite Incorporated

13.	Cholestech Corporation

14.	First Check Diagnostics Corp.

15.	First Check Ecom, Inc.

16.	Hemosense, Inc.

17.	IM US Holdings, LLC

18.	Innovacon, Inc.

19.	Innovations Research, LLC

20.	Innovative Mobility, LLC

21.	Instant Technologies, Inc.

22.	Inverness Medical — Biostar Inc.

23.	Inverness Medical Innovations North America, Inc.

24.	Inverness Medical International Holding Corp.

25.	Inverness Medical International Holding Corp. II

26.	Inverness Medical, LLC

27.	Ischemia Technologies, Inc.

28.	IVC Industries, Inc.

29.	Matritech, Inc.

30.	Ostex International, Inc.

31.	Quality Assured Services, Inc.

32.	Redwood Toxicology Laboratory, Inc.

33.	RTL Holdings, Inc.

34.	Selfcare Technology, Inc.

35.	Wampole Laboratories, LLC

36.	Matria of New York, Inc.

37.	Alere CDM LLC

38.	Genecare Medical Genetics Center, Inc.
Non-Guarantor Subsidiaries
1.	Inverness Medical Switzerland GmbH

2.	IMG Holding GmbH

3.	CLONDIAG GmbH

4.	Inverness Medical (UK) Holdings Limited

5.	Unipath Limited

6.	Inverness Medical Japan Co., Ltd.

7.	ABON Biopharm (Hangzhou) Co., Ltd.

8.	Inverness Medical Spain, S.L.

9.	BBI Holdings PLC